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                                                                    EXHIBIT 1(a)

                              DECLARATION OF TRUST
                                       OF
                KIDDER, PEABODY CALIFORNIA TAX EXEMPT MONEY FUND

                            DATED AS OF MAY 6, 1987

     THE DECLARATION OF TRUST of Kidder, Peabody California Tax Exempt Money Fund is made as of the 6th day of May, 1987 by the parties signatory hereto, as Trustees.

                                  WITNESSETH:

     WHEREAS, the Trustees desire to form a trust fund under the laws of Massachussets for the investment and reinvestment of funds contributed thereto; and

     WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

     NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:


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                                   ARTICLE I
                              NAME AND DEFINITIONS

     Section 1.1. Name. The name of the trust created hereby is the Kidder, Peabody California Tax Exempt Money Fund.

     Section 1.2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

          (a) 'Adviser' means the party, other than the Trust, to the contract described in Section 4.1 hereof.

          (b) 'By-Laws' means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.

          (c) The terms 'Commission', 'Affiliated Person' and 'Interested Party' have the meanings give them in the 1940 Act.

          (d) 'Custodian' means any party, other than the Trust, to any contract described in Section 4.3 hereof.

          (e) 'Declaration' means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to 'Declaration', 'hereof', 'herein' and 'hereunder' shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

          (f) 'Distributor' means the party, other than the Trust, to the contract described in Section 4.2 hereof.

          (g) 'Fundamental Policies' shall mean the investment restrictions set forth in the Prospectus and designated as fundamental policies therein.

          (h) 'Majority Shareholder Vote' means the vote of the holders of a majority of Shares, which shall consist of: (i) a majority of Shares represented in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the By-Laws, is present; (ii) a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders; and (iii) a 'majority of the outstanding voting securities', as that phrase is defined in the 1940 Act, when action is taken by Shareholders with respect to matters requiring such a vote pursuant to the 1940 Act.

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          (i)  '1940 Act' means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time.

          (j) 'Person' means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          (k) 'Prospectus' means the prospectus, and any statement of additional information and any information or document incorporated by reference therein, constituting part of the Registration Statement of the Trust under the Securities Act of 1933 as such prospectus as may be amended or supplemented and filed with the Commission from time to time.

          (l) 'Shareholder' means a record owner of outstanding Shares.

          (m) 'Shares' means the units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. Shares have a designated par value of $.001 per Share.

          (n) 'Transfer Agent' means the party, other than the Trust, to the contract described in Section 4.4 hereof.

          (o)  'Trust'  means the  Kidder, Peabody  California Tax  Exempt Money
     Fund.

          (p) 'Trust Property' or 'Trust Estate' means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust of the Trustees.

          (q) 'Trustees' means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

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                                   ARTICLE II

                                    TRUSTEES

     Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than two (2) or more than fifteen (15).

     Section 2.2. Election and Term. The Trustees shall adopt By-Laws not inconsistent with this Declaration of any provision of law to provide for election of Trustees by Shareholders at such time or times as the Trustees shall determine to be necessary or advisable. The Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or lessen their own terms or make their terms of unlimited duration, subject to the resignation and removal provision of Section 2.3 hereof. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own succesors and may, pursuant to Section 2.4. hereof, appoint Trustees to fill vacancies.

     Section 2.3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by
Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning Trustees. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

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     Section 2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjucated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of
Section 16(a) of the 1940 Act, the remaining Trustees or, prior to the public offering of Shares of the Trust, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by the appointment of such other person as they or he, in their or his discretion shall see fit, made by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that
such   appointment  shall  not  become   effective  prior  to  such  retirement,
resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this
Section 2.4., the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

     Section 2.5. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

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                                  ARTICLE III
                               POWER OF TRUSTEES

     Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, in foreign countries and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.

     In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees. The enumeration of any specific power shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

     Section 3.2. Investments. The Trustees shall have the power to:

          (a) conduct, operate and carry on the business of any investment company;

          (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of securities, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposits or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options and other securities and commodities and commodities futures contract of any kind, including,

                                       6


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     without  limitation, those issued,  guaranteed or sponsored  by any and all
     Persons including, without limitation, states, territories and possessions of the United States, the District of Columbia and any of the political subdivisions, agencies or instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under foreign laws, or in 'when issued' or 'delayed delivery' contracts for any such securities, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all
     such  investments  of  every  kind  and  description,  including,   without
     limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Policies be amended.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limited the investments which may be made by fiduciaries.

     Section 3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

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     Section 3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

     Section 3.5. Borrowing Money; Lending Trust Assets. Subject to the Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as securities the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust assets.

     Section 3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

     Section 3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any securities interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     Section 3.8. Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, to enter into a plan of distribution and any related agreements whereby the Trust may finance directly or indirectly any activity which is primarily intended to result in the sale of shares, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

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     Section 3.9. Manner of Acting; By-Laws. Except as otherwise provided herein or in the By-Laws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

     Section  3.10. Miscellaneous Powers. The Trustees  shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, managers, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or note the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including the Adviser, Distributor, Custodian, Transfer, Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

     Section 3.11. Principal Transactions. Except in transactions permitted by the 1940 Act or any order of exemption issued by the Commission, or effected to implement the provisions

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of any agreement  to which  the Trust  is a party,  the Trustees  shall not,  on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any dealings with the Adviser, Distributor or Transfer Agent or with any Affiliated Person of such Person; but the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

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                                   ARTICLE IV
               ADVISER, DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT

     Section 4.1. Adviser. Subject to the requirements of the 1940 Act, the Trustees may in their discretion from time to time enter into an investment advisory or management contract or contracts whereby the other party to such contract shall undertake to furnish the Trust such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, and such management, advisory and administrative services may be provided by one or more persons. Notwithstanding any provision of the Declaration, the Trustees may authorize the Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of Portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval or continuance of any such investment advisory or management contract.

     Section 4.2. Distributor. The Trustees may in their discretion from time to time enter into a distribution contract or contracts providing for the sale of Shares to net the Trust not less than the net asset value per share (as described in Article VIII hereof) and pursuant to which the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sale agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV.

     Section 4.3. Custodian. The Trustees may in their discretion from time to time enter into a custodian contract or contracts whereby the other party or parties to any such contract shall undertake to furnish custodian services to the Trust, including holding the Trust's portfolio securities and cash and maintaining books and records with respect to the Trust's portfolio transactions. Any such contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. The By-Laws may make further provisions as to the duties and appointment of any custodian.

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     Section 4.4. Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract or contracts whereby the other party to any such contract shall undertake to furnish transfer agency and shareholder services to the Trust. Any such contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more Persons.

     Section 4.5. Parties to Contract. Any contract of the character described in Section 4.1, 4.2, 4.3 or 4.4 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be such other party to the contract or an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections 4.1, 4.2, 4.3 and 4.4 above or otherwise, and any Trustee, officer, employee or agent of the Trust may be financially interested or otherwise affiliated with Persons who are parties to any and all of the contracts mentioned in this Section 4.5.

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                                   ARTICLE V
         LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS

     Section 5.1. No Personal Liability of Shareholders; Indemnification of Shareholders. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or affairs of the Trust. If any Shareholder, as such, of the Trust is made a party to any suit or proceeding to enforce any personal liability, such Shareholder shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, and upon request of such Shareholder, the Trust shall assume the defense of any claim made against such Shareholder by reason of his being or having been a Shareholder; provided that any such expenses shall be paid solely out of the Trust Property with respect to which such Shareholder's Shares are issued. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

     Section 5.2. Non-Liability of Trustees, etc. No Trustee, officer, or employe of the Trust shall be subject to any personal liability whatsoever to any Person (other than to the Trust or its Shareholders and then only that arising from bad faith, wilful misfeasance, gross negligence or reckless disregard for his or its duty to such Person) in connection with Trust Property or the affairs of the Trust, and all Persons (other than the Trust and its Shareholders) shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Trustee, officer, or employee, as such, of the Trust is made a party to any suit or proceeding to enforce any personal liability, such Trustee, officer or employee shall not, on account thereof, be held to any personal liability. No Trustee, officer, or employee of the Trust shall be liable to the Trust, its shareholders, or to any Shareholder, Trustee, officer, or employee thereof for any action or failure to act (including without limitation the failure to compel in any way former or acting Trustee to redress any breach of trust) except for his own bad faith, wilful misfeasance, gross negligence or reckless disregard of his duties.

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     Section 5.3. Indemnification.

     (a) The Trustees shall provide for indemnification by the Trust of every person who is, or has been, a Trustee or officer or employee of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof, in such manner not otherwise prohibited or limited by law as the Trustees may provide from time to time in the By-Laws.

     (b) The words 'claim,' 'action,' 'suit,' or 'proceeding' shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words 'liability' and 'expenses' shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     Section 5.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

     Section 5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed or done in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust Estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to

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
bind the Trustees or Shareholders individually. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

     Section 5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Adviser, the Distributor, the Custodian, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI
                         SHARES OF BENEFICIAL INTEREST

     Section 6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $.001 par value. The number of such shares of beneficial interest authorized hereunder is unlimited. The trustees may initially issue whole and fractional shares of a single class, each of which shall represent an equal proportionate shares in the Trust with each other Share. The Trustees may divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Trust. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and non-assessable.

     Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall be entitle the holder to preference, premptive, appraisal, conversion or exchange rights. Upon liquidation of the Trust, holders of the Shares are entitled to share pro rata in the net assets of the Trust available for distribution to the holders.

     Section 6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

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
     Section 6.4. Issuance of Shares. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times (including, without limitation, each business day in accordance with the maintenance of a constant net asset value per Share), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Reductions in the number of outstanding Shares may be made pursuant to the provisions of
Section 8.3 in order to maintain a constant net asset value per Share. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Shares as described in the Prospectus.

     Section 6.5. Register of Shares. A register shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfer thereof. Such register may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

     Section 6.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or to the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of the Commonwealth of Massachusetts.

     Section 6.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

     Section  6.8. Voting Powers. The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Section 2.2 hereof, (ii) with respect to any investment advisory or management contract as provided in Section
4.1 or any plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, (iii) with respect to termination of the Trust as provided in Section 9.2,
(iv) with respect to any amendment of the Declaration to the extent and as provided in Section 9.3, (v) with respect to any merger, consolidation or sale of assets as provided in Section 9.4, (vi) with respect to incorporation of the Trust to the extent and as provided in Section 9.5, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (viii) with respect to such additional matter relating to the Trust as may be required by law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with By-Laws, shall not be voted. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                  ARTICLE VII

                                  Redemptions

     7.1. Redemptions. All outstanding Shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that
(a) such amount per share shall not exceed the cash equivalent of the appropriate interest of each Share in the assets of the Trust at the time of the redemption or repurchase and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to the 1940 Act, suspend such right of redemption. The procedures for and fees, if any, chargeable in connection with effecting and suspending redemption shall be set forth in the Prospectus from time to time. Payment will be made in such manner as described in the Prospectus.

     7.2. Redemption of Shares; Disclosure of Holdings. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and
(ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question could in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 7.1.

     The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other authority.

     Section 7.3. Redemptions of Accounts. The Trustees may redeem Shares of any Shareholder in accordance with Section 7.1 if, immediately following a redemption of Shares for any reason, the aggregate net asset value of the Shares in such Shareholder's account is less than an amount determined by the Trustees. If the Trustees redeem Shares pursuant to this Section 7.3, a Shareholder will be notified that the value of his account is less than such amount and be allowed sixty (60) days to make an additional investment before redemption is processed.

     Section 7.4. Redemptions Pursuant to Constant Net Asset Value Provisions. The Trust may also reduce the number of outstanding Shares pursuant to the provisions of Section 8.3.

                                  ARTICLE VIII

                       Determination of Net Asset Value,
                          Net Income and Distributions

     Section 8.1. Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined on such days and at such time or times as the Trustees may determine. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus. The power and duty to make the daily calculations may be delegated by the Trustees to the Adviser, the Custodian, the Transfer Agent or such other person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

     Section 8.2. Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust of any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plan, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

     Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

     Section 8.3. Determination of Net Income; Reduction of Outstanding Shares. The Trustees shall have the power to determine the net income of the Trust one or more times on each business day and at each such determination declare such net income as dividends in additional Shares. The determination of net income and the resultant declaration of dividends shall be set forth in the Prospectus. It is expected that the Trust will have a positive net income at the time of each determination. If for any reason the net income of the Trust is a negative amount, the Trust shall have authority to reduce the number of its outstanding Shares. Such reduction will be effected by having each Shareholder proportionately contribute to the Trust's capital the necessary Shares that represent the amount of the excess upon such determination. Each Shareholder will be deemed to have agreed to such contribution in these circumstances by his investment in the Trust. The cash or property received shall be treated as income or as principal and whether any item of expenses shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

     Section 8.4. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and time for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distribution, as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

                                   ARTICLE IX

                            Duration; Termination of
                        Trust; Amendment; Mergers, etc.

     Section 9.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

     Section 9.2. Termination of Trust. (a) The Trust may be terminated (i) by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares, or
(iii) by the Trustees by written notice to the Shareholders. Upon the termination of the Trust,

          (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

          (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require Shareholder approval in accordance with Section 9.4 hereof.

          (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

     (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

     Section 9.3. Amendment Procedure. (a) This Declaration may be amended by a Majority Shareholder Vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable federal or state laws or regulations, to reduce or eliminate federal, state or local taxes payable by the Trust or any of its Shareholders or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing to do so.

     (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

     (c) A certificate signed by a majority of the Trustees or by the Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     Section 9.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Share outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of such Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, a Majority Shareholder vote shall be sufficient authorization. In respect of any such merger, consolidation sale or exchange of assets, any Shareholder shall be entitled to rights of appraisal of his Shares to the same extent as a shareholder of a Massachusetts business corporation in respect of a merger, consolidation, sale or exchange of assets of Massachusetts business corporation, and such rights shall be his exclusive remedy in respect of his dissent from any such action.

     Section 9.5. Incorporation. With approval of a Majority Shareholder Vote, or by such other vote as may be established by the Trustees, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or its about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one of more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

                                   ARTICLE X
                            REPORTS TO SHAREHOLDERS

     The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                   ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the Trust stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

     Section  11.2. Resident Agent. The name of the Trust's resident agent is CT
Corporation  System,  and  its   post  office  is   2  Oliver  Street,   Boston,
Massachusetts 02109.

     Section 11.3. Governing Law. This Declaration is executed by the Trustees with reference to the laws of the Commonwealth of Massachusetts, and the rights of all parties and validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

     Section 11.4. Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     Section 11.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or

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Shareholders,  (d)  the fact  that the  number of  the Trustees  or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact which in any manner related to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

     Section 11.6. Provisions in Conflict with Law or Regulations. (a) The provisions of the Declaration are severable, and if the Trustee shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attain only to such provision in such jurisdiction and shall not in any manner affect such provision of the Declaration in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 6th day of May, 1987.

/s/                   , as Trustee
and not individually

                                          20 Exchange Place
                                          New York, New York 10005

/s/                   , as Trustee
and not individually

                                          20 Exchange Place
                                          New York, New York 10005

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STATE OF NEW YORK )
: ss.:
COUNTY OF NEW YORK )

     On this 6th day of May, 1987, James D. Taliaferro and Gilbert R. Ott, Jr., known to me and known to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                                  /s/
                                           .....................................
                                                      Notary Public
                                                    PETER F. BOUGDANOS
                                             Notary Public, State of New York
                                                     No. 01BO4838790
                                                Qualified in Queens County
                                           Certificate Filed in New York County
                                           Commission Expires October 31, 1989

My commission expires:  ..............

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     IN  WITNESS WHEREOF, the undersigned has  executed this instrument this 7th day of May, 1987.

                                          /s/                   , as Trustee
                                          and not individually

                         COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                           Boston MA
                                                                   May 7th, 1987

     Then personally  appeared  the  above-named
                                    who acknowledged the foregoing instrument to
be his free act and deed, before me,

                                                  /s/ JANICE M. MAHONEY
                                           .....................................
                                                      Notary Public

My commission expires: ...............

                                       31

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